Exhibit 10.5

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is entered into on August 15, 2017, between 4301 Operations, LLC, a Delaware limited liability company (“Buyer”) and Appliance Recycling Centers of America, Inc., a Minnesota corporation (“Seller”). Buyer and Seller are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.                 Seller owns 50% of the issued and outstanding membership interests (the “Equity Interests”) of ARCA Advanced Processing, LLC, a Minnesota limited liability company (the “Company”).

B.                 Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Equity Interests, on the terms set forth herein.

C.                 The Parties are entering into this Agreement in order to facilitate (i) the ultimate sale of substantially all of the assets of the Company to Recleim PA, LLC, a Delaware limited liability company, and (ii) the repayment of certain debt obligations of the Company.

D.                 Concurrently with the execution of this Agreement, Seller is entering into a Letter Agreement with Recleim LLC, a Delaware corporation (“Recleim”), regarding other obligations and undertakings of Relceim and Seller.

Accordingly, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1 -- PURCHASE AND SALE; CLOSING

1.1              Purchase and Sale. At the Closing, Seller will sell, transfer and deliver to Buyer, and Buyer will purchase and accept from Seller, the Equity Interests, free and clear of any Liens.

1.2              Time and Place of Closing. The consummation of the transactions contemplated hereby (the “Closing”) will occur concurrently with the execution of this Agreement on the date hereof (the “Closing Date”) at the office of the Company located at 4301 North Delaware Avenue, Philadelphia, PA or remotely by the electronic exchange of documents in .pdf format.

1.3              Purchase Price and Payment. In consideration for the transfer of the Equity Interests and Seller’s other obligations under this Agreement, at the Closing, Buyer will deliver or cause to be delivered to Seller the Cash Purchase Price of $800,000, by wire transfer of immediately available funds to an account designated by Seller in writing.

1.4              Seller’s Closing Deliverables. At the Closing, Seller will deliver, or cause to be delivered, to Buyer:

(a)                evidence reasonably satisfactory to Buyer that any Lien attaching to or affecting the Equity Interests has been released;

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(b)               the certificate or certificates, if any, representing the Equity Interests, duly endorsed for transfer or accompanied by transfer powers duly endorsed in blank;

(c)                resolutions of the board of directors of Seller consenting to, and approving, the transactions contemplated by this Agreement; and

(d)               such other documents and agreements as Buyer may reasonably request which relate to sale and purchase of the Equity Interests.

1.5              Buyer’s Closing Deliverables. At the Closing, Buyer will deliver, or cause to be delivered, to Seller a resolution of the board of directors of Buyer consenting to, and approving, the transactions contemplated by this Agreement.

ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES

2.1               Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Closing Date:

(a)                Existence. Seller is duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is duly authorized, qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which it is required to be so qualified, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of Seller to perform its obligations under, and consummate the transactions contemplated by, this Agreement.

(b)               Authority, Validity and Enforceability. Seller has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby. There is no oral or written Contract, understanding or impediment of any kind which limits Seller’s ability to sell, transfer and deliver the Equity Interests to Buyer in accordance with this Agreement. This Agreement has been duly executed and delivered by Seller pursuant to all necessary authorizations and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(c)                Title to Equity Interests. Seller is in lawful possession of, and has good and marketable title to, the Equity Interests, free and clear of any Liens. There are no agreements, commitments or Contracts relating to the issuance, sale, transfer or voting of the Equity Interests or any other equity securities of the Company, and no third party has any rights of any kind in the Equity Interests.

(d)               No Consent. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller or the Company; (ii) conflict with or result in a violation or breach of any provision of any Law applicable to Seller or the Company; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (iv) result in the creation or imposition of any Lien on any properties or assets of the Company. No consent, approval, declaration or filing with, or notice to, any Governmental Body is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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2.2               Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as of the Closing Date as follows:

(a)                Existence. Buyer is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and is duly authorized, qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which it is required to be so qualified, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of Buyer to carry out its obligations under and consummate the transactions contemplated by this Agreement.

(b)               Authority, Validity and Enforceability. Buyer has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer pursuant to all necessary authorizations and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

ARTICLE 3 -- COVENANTS

3.1               Further Assurances. From and after the Closing Date, at the request of Buyer, Seller will execute and deliver to Buyer, or cause to be executed and delivered on behalf of Seller or any of its Affiliates to Buyer, such instruments and other documents as Buyer may reasonably request to implement the transactions contemplated by this Agreement, including any documents and instruments of conveyance, transfer or assignment to effect, record or verify the transfer to, and vesting in Buyer of, Seller’s right, title and interest in and to the Equity Interests, in accordance with this Agreement.

3.2               Expenses. Each of the Parties will bear its respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.3               Tax Matters. For the purposes of this Agreement, items of Company income, gain, loss, deduction or credit attributable to the Equity Interests for any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) will be apportioned between the period of the Straddle Period that extends before the Closing Date through and including the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period (the “Post-Closing Straddle Period”). The portion of such items of income, gain, loss, deduction or credit attributable to the Pre-Closing Straddle Period will be the amount that would be reportable by the Company on its Tax Return for the Straddle Period if the Straddle Period began on the date it would otherwise begin and ended on and included the Closing Date, with such items of income, gain, loss, deduction or credit for the Pre-Closing Straddle Period being allocated amongst Seller and the other Persons owning membership interests in the Company during the Pre-Closing Straddle Period in accordance with the operating agreement of the Company. The portion of such items of income, gain, loss, deduction or credit attributable to the Post-Closing Straddle Period will be the amount that would be reportable by the Company on its Tax Return for the Straddle Period if the Straddle Period began on the day immediately following the Closing Date and ended on and included the date it would otherwise end, with such items of income, gain, loss, deduction or credit for the Post-Closing Straddle Period being allocated to Buyer.

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ARTICLE 4 -- INDEMNIFICATION

4.1               Indemnification.

(a)                Seller will defend, indemnify and hold harmless Buyer and its Affiliates and their respective officers, directors, trustees, agents, employees, partners, members and controlling persons (each, a “Buyer Indemnified Party”) against any and all Losses suffered by a Buyer Indemnified Party arising out of, relating to or in connection with: (i) Seller’s ownership of the Equity Interests; (ii) Seller’s breach of any representation, warranty, covenant or agreement contained in this Agreement; or (iii) any claim of legal or equitable ownership in the Equity Interests made by any third party.

(b)                 Buyer will defend, indemnify and hold harmless Seller and its officers, directors, trustees, agents, employees, partners, stockholders and controlling persons (each, a “Seller Indemnified Party”) against any and all Losses suffered by a Seller Indemnified Party arising out of, relating to or in connection with Buyer’s breach of any representation, warranty, covenant or agreement contained in this Agreement.

ARTICLE 5 -- MISCELLANEOUS

5.1              Survival. The representations, warranties and covenants of Seller and Buyer contained in this Agreement will survive the Closing indefinitely.

5.2              Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all other prior agreements with regard to the subject matter hereof.

5.3              Binding Provisions; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and, except as provided herein, their respective successors and assigns. This Agreement may not be assigned by any Party without the prior consent of the other Party. Any attempt to assign this Agreement in a manner prohibited by this Section 5.3 will be void.

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5.4              Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington and county of New Castle, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

5.5              WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6              Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

5.7              Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties will be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

5.8               Notices.

(a)                Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service, in each case to the email address or physical address specified below:

If to Seller:

Appliance Recycling Centers of America, Inc.

Attention: Tony Isaac

Email: tisaac@arcainc.com

If to Buyer:

4301 Operations, LLC

4301 N. Delaware Ave., Bldg. C

Philadelphia, PA 19137

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(b)               Any notice received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non- Business Day will be deemed to have been received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

5.9              Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.10            No Third-Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or will be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

5.11            Amendment. No amendment or modification to this Agreement will be valid unless it is in writing and signed by each Party. No course of dealing or course of conduct between or among any Persons having any interest in this Agreement will be deemed to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

5.12            Waiver. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

ARTICLE 6 -- DEFINITIONS; CONSTRUCTION

6.1              Definitions. The following words and phrases will have the meanings specified in this Section 6.1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlled by, Controlling or under common Control with such Person.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware.

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“Cash Purchase Price” means $800,000.

“Contracts” means all contracts, agreements, leases (whether real or personal property), licenses, commitments, understandings, courses of dealings or performance, instruments, guarantees, bids, orders and proposals, whether oral or written.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by Contract or otherwise. The terms “Controlled” and “Controlling” have correlative meanings.

“Governmental Body” means any government or political subdivision or regulatory authority, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal state, local or foreign court or arbitrator or mediator.

“Law” means any applicable statute, law, rule (including rules of common law), regulation, ordinance, order (including any injunction, judgment, decree, ruling, writ, consent, agreement, assessment or arbitration award), code, ruling or other official act or legally enforceable requirement of or by any Governmental Body.

“Lien” means any hypothecation, mortgage, assignment, lease, deed of trust, encumbrance, real property title defect, preference, deposit arrangement, infringement, interference, charge, claim, community property interest, easement, right of way, covenant, servitude, condition, equitable interest, lien, option, pledge, security interest, purchase rights, right of first refusal, tag along right or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all losses, liabilities, claims, damages, judgments, fines, penalties, costs or expenses (including reasonable fees, disbursements and other charges of counsel) incurred by a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust, Governmental Body or other entity.

“Tax” means (a) all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, estimated or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, or other tax of any kind whatsoever, including any liability under any state abandonment or unclaimed property, escheat or similar Law, including all interest, fines and penalties thereon, and additions to tax or additional amounts, imposed by any Governmental Body, (b) any liability for the payment of any amounts of any of the foregoing as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person and (c) any liability in respect of any of the items described in clauses (a) or (b) payable by reason of Contract, assumption, transferee liability, operation of law, or otherwise.

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“Tax Return” means any return, declaration, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body, including any return, attachment or schedule of an affiliated, consolidated, combined or unitary group, in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

6.2              Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Preamble
Buyer	Preamble
Buyer Indemnified Party	4.1(a)
Closing	1.2
Closing Date	1.2
Company	Recitals
Equity Interests	Recitals
Parties	Preamble
Post-Closing Straddle Period	3.5
Pre-Closing Straddle Period	3.5
Straddle Period	3.5
Seller	Preamble
Seller Indemnified Party	4.1(b)

6.3              Construction. The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Agreement. References to sections and articles are to the sections and articles contained in, referred to by or attached to this Agreement, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” in this Agreement mean “include/includes/including without limitation.” All references to $, currency, monetary values and dollars set forth herein means United States dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Time is of the essence with respect to this Agreement. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law or Contract will be construed as referring to such Law or Contract as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be used to interpret this Agreement and (c) the provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

BUYER

4301 OPERATIONS, LLC

By: /s/ Brian Conners
Name: Brian Conners
Title: President

SELLER

APPLIANCE RECYCLING CENTERS OF
AMERICA, INC.

By: /s/ Tony Isaac
Name: Tony Isaac
Title: CEO

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT]

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